UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of the

Securities and Exchange Act Of 1934

January 23, 2012

Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-13305	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Morris Corporate Center III 400 Interpace Parkway Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

(862) 261-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 23, 2012 (Eastern Time), Watson Pharmaceuticals, Inc. (“Watson”), Strides Pharma Limited (“SPL”), I-Investments Pty Ltd (“I-Investments”) (SPL together with I-Investments, the “Sellers”), Strides Arcolab Limited (“SPL Guarantor”), Dennis Bastas and Ascent Pharmahealth Limited (“Ascent”) entered into a definitive Share Purchase Agreement (the “Share Purchase Agreement”). Pursuant to the Share Purchase Agreement, Watson acquired all of the outstanding equity of Ascent (the “Share Purchase”) from the Sellers and thereby acquired the Australia and Southeast Asia generic pharmaceutical business of Strides Arcolab Ltd for a cash payment of AUD$ 375 million paid at the closing of the Share Purchase on the same date (the “Closing”).

Each of the parties has made customary representations and warranties in the Share Purchase Agreement for a transaction of this nature. The representations made by the Sellers (i) with respect to claims made under tax warranties generally survive for the applicable statute of limitations after the Closing, (ii) with respect to title and capacity warranties survive for 3 years after the Closing, and (ii) with respect to other warranties generally survive for 18 months after the Closing. The Sellers have agreed to indemnify Watson against losses relating to breaches of Ascent’s or the Sellers’ representations and warranties, subject to certain limitations. The maximum aggregate of claims for indemnification by Watson will generally be limited to recovery of the total purchase price paid by Watson, except that the maximum aggregate of certain categories of claims are subject to lower caps. Pursuant to the Share Purchase Agreement, the obligations of SPL under the Share Purchase Agreement are guaranteed by SPL Guarantor, SPL’s ultimate corporate parent.

The Share Purchase Agreement provides that the Sellers and their affiliates agree for a period of three years after the Closing not to (1) with certain limited exceptions, engage or participate in any business in competition with the business of Ascent and its subsidiaries in Australia, Singapore, Malaysia and Hong Kong (except that the Share Purchase Agreement does not prohibit SPL Guarantor from engaging in the global development, manufacturing and marketing of pharmaceutical products for sale to other pharmaceutical companies, so long as SPL Guarantor does not solicit or approach any customer of Ascent and its subsidiaries as of the Closing for the purpose of persuading the customer to cease or reduce the amount of business that the customer would normally do with Ascent), and (2) solicit certain employees, customers or suppliers of Ascent or any of its subsidiaries.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

The disclosures contained under Item 1.01 are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits:

Exhibit No.	Exhibit

2.1	Share Purchase Agreement dated January 24, 2012 by and among Watson Pharmaceuticals, Inc., Strides Pharma Limited, I-Investments Pty Ltd, Strides Arcolab Limited, Ascent Pharmahealth Limited and Dennis Bastas. The registrant has omitted from Exhibit 2.1 schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, and agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2012	WATSON PHARMACEUTICALS, INC.

	By:	/s/ David A. Buchen
Name: David A. Buchen
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement dated January 24, 2012 by and among Watson Pharmaceuticals, Inc., Strides Pharma Limited, I-Investments Pty Ltd, Strides Arcolab Limited, Ascent Pharmahealth Limited and Dennis Bastas. The registrant has omitted from Exhibit 2.1 schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, and agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.